Exhibit 23.01



                      Consent of Independent Auditors



      We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Smurfit-Stone Container Corporation 1998 Long Term Incentive Plan and Equity Adjustment Plan for the registration of 14,956,173 shares of Smurfit-Stone Container Corporation's common stock of our report dated January 22, 1998, with respect to the consolidated financial statements and schedule of Jefferson Smurfit Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



St. Louis, Missouri
November 30, 1998